Exhibit 99.1


FOR IMMEDIATE RELEASE                                    [GRAPHIC OMITTED]


            IMPSAT ANNOUNCES STOCKHOLDER APPROVAL OF MERGER WITH
                          GLOBAL CROSSING LIMITED


     BUENOS AIRES, ARGENTINA, JANUARY 17, 2007, - IMPSAT FIBER NETWORKS, INC. ("IMPSAT") (OTC: IMFN.OB), a Delaware corporation, announced today that, at a special meeting held on January 17, 2007, Impsat's stockholders holding in excess of 70% of Impsat's outstanding common stock voted to adopt Impsat's merger agreement with Global Crossing Limited ("Global Crossing") (NASDAQ: GLBC), a Bermuda corporation, under which a subsidiary of Global Crossing will merge with Impsat. As a result of the merger, Impsat will become a wholly-owned subsidiary of Global Crossing and cease to be a public company. The merger agreement was entered into as of October 25, 2006. The consummation of the merger is subject to regulatory approvals and other customary conditions. The transaction is expected to close in the first quarter of 2007.

ABOUT IMPSAT

     Impsat is a leading provider of private telecommunications network and Internet services in Latin America, offering integrated data, voice, data center and Internet solutions. Impsat's networks consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. Impsat owns and operates 15 metropolitan area networks in some of the largest cities in Latin America and has 15 facilities to provide hosting services. Impsat currently provides services to more than 4,500 national and multinational clients, and has operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States.

ABOUT GLOBAL CROSSING

     Global Crossing provides telecommunications solutions over the world's first integrated global IP-based network. Its core network connects more than 300 cities in 29 countries worldwide, and delivers services to more than 600 cities in 60 countries and 6 continents around the globe. The company's global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

     Global Crossing IP services are global in scale, linking the world's enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Solutions and Global Crossing VoIP services, to 36 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

FORWARD-LOOKING STATEMENTS

     This written communication contains forward-looking statements that involve risks and uncertainties concerning Global Crossing's proposed acquisition of Impsat, Impsat's expected financial performance, as well as Impsat's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the reaction of customers of Impsat to the transaction, general economic or political conditions and adverse litigation results. In addition, please refer to the documents that Impsat files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Impsat identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Copies of these filings may be obtained by accessing Impsat's website (www.impsat.com) or the SEC's website (www.sec.gov). Impsat does not undertake any obligation to update any of the forward-looking statements after the date of this press release to conform to actual results.

     Impsat intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

For More Information Contact:

Hector Alonso, Chief Financial Officer
Facundo Castro Castellanos, Investor Relations
Impsat Fiber Networks, Inc.
Tel: 54.11.5170.6000
www.impsat.com